SECOND AMENDMENT TO
                         THE REVOLVING CREDIT AGREEMENT




         SECOND AMENDMENT dated the 20th of April, 1999 to the REVOLVING CREDIT AGREEMENT (the "Credit Agreement") dated August 31, 1998 by and between SAUCONY, INC., a Massachusetts corporation with its principal place of business at 13 Centennial Drive, Peabody, Massachusetts (the "Borrower") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its head office at 225 Franklin Street, Boston, Massachusetts (the "Bank").

         Except as otherwise indicated, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

         1. Decrease in Interest Rate. Effective as of the date hereof, the first sentence of Section 2.4 of the Credit Agreement shall be revised to read as follows, "The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of each Loan, (i) in the case of Prime Rate Loans, at the Prime Rate less 1.0% per annum, and (ii) in the case of LIBO Rate Loans at the LIBO Rate plus 1.5% per annum."

         2. The Borrower represents and warrants to the Bank that (i) the representations and warranties of the Borrower contained in Section 4 of the Credit Agreement are true on the date hereof as though made on such date (except to the extent that such representations and warranties expressly relate to an earlier date or are affected by the consummation of transactions permitted under the Credit Agreement), and (ii) no Default has occurred or is continuing or will occur after giving effect to this Second Amendment and the transactions contemplated hereunder.

         3. As of the date hereof, all references to the Credit Agreement shall be to the Credit Agreement as amended hereby.

         4. The Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by the Bank in connection with the preparation, negotiation and execution of this Second Amendment.

         5. Except as otherwise provided herein all other terms of the Credit Agreement shall remain in full force and effect.

         6. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECOND AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER OR THE BANK. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BORROWER AND THE BANK ENTERING INTO THIS SECOND AMENDMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective duly authorized officers as of the date first above written.

SAUCONY, INC.                                STATE STREET BANK AND TRUST COMPANY
Borrower                                     Bank

By: /s/ Charles A. Gottesman                 By:    /s/ Greg Mann
    ------------------------                        ---------------------------
Name: Charles A. Gottesman                   Name:  Greg Mann
Title:  Executive Vice President, COO        Title:  Vice President